December 2024
Pricing Supplement
Dated December 20, 2024
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement STOCK-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01

BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$18,380,000 Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
Contingent Income Auto-Callable Securities do not provide for the regular payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior determination dates), but only with respect to each determination date on which the determination closing price or final share price, as applicable, of each underlying stock is greater than or equal to its respective downside threshold price. In addition, if the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any determination date prior to the final determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior determination dates. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be as follows: (i) if the final share price of each underlying stock is greater than or equal to its respective downside threshold price, the stated principal amount and the contingent quarterly coupon with respect to the final determination date plus any previously unpaid contingent quarterly coupons from prior determination dates, or (ii) if the final share price of any underlying stock is less than its respective downside threshold price, investors will be exposed to the decline in the worst-performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the principal amount of the securities and could be zero. Moreover, if on any determination date the determination closing price or final share price, as applicable, of any underlying stock is less than its respective downside threshold price, you will not receive any contingent quarterly coupon for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons and also the risk of receiving a payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Because payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective initial share price on any quarterly determination date prior to the final determination date and/or beyond the respective downside threshold level on the final determination date, as applicable, of any underlying stock will result in the forfeiture of any early redemption payment and/or a significant loss of your investment, as applicable, even if another underlying stock has appreciated or has not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to earn contingent quarterly coupon payments at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly coupons over the 3-year term of the securities. Investors will not participate in any appreciation of any underlying stock. The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.
All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities. If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying stocks:
Alphabet Inc. Class A common stock (Nasdaq Global Select Market symbol: “GOOGL”), Amazon.com, Inc. common stock (Nasdaq Global Select Market symbol: “AMZN”) and Apple Inc. common stock (Nasdaq Global Select Market symbol: “AAPL”).

Aggregate principal amount:	$18,380,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	December 20, 2024
Original issue date:	December 26, 2024 (3 business days after the pricing date)
Maturity date:	December 23, 2027
Early redemption:
If, on any of the first eleven determination dates, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the third business day following the related determination date, as set forth under “Determination Dates, Contingent Payment Dates and Early Redemption Dates” below.  No further payments will be made on the securities once they have been redeemed.

Early redemption payment:
The early redemption payment per security will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the related determination date and any previously unpaid contingent quarterly coupons from prior determination dates.

Contingent quarterly coupon:
●
If, on any determination date, the determination closing price or the final share price, as applicable, of each underlying stock is greater than or equal to its respective downside threshold price, we will pay a contingent quarterly coupon of $25.00 per security (equal to a rate of 2.50% per quarter or 10.00% per annum) on the related contingent payment date.  If the contingent quarterly coupon is not paid on any contingent payment date (because the determination closing price of any underlying stock on the related determination date is less than its respective downside threshold price), such unpaid contingent quarterly coupon will be paid on a later contingent payment date but only if the determination closing price of each underlying stock on such later determination date is greater than or equal to its respective downside threshold price; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional amounts shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original quarterly period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the determination closing price of any underlying stock is less than its respective downside threshold price on each subsequent determination date.
●
If, on any determination date, the determination closing price or the final share price, as applicable, of any underlying stock is less than its respective downside threshold price, no contingent quarterly coupon will be paid with respect to that determination date. It is possible that any underlying stock will remain below its respective downside threshold price for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:
●
If the final share price of each underlying stock is greater than or equal to its respective downside threshold price:
●
If the final share price of any underlying stock is less than its respective downside threshold price:

(i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final determination date and any previously unpaid contingent quarterly coupons with respect to the prior determination dates
(i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Downside threshold price:
With respect to the GOOGL: $114.85, which is 60% of its initial share price for such stock (rounded to two decimal places)
With respect to the AMZN: $134.95, which is 60% of its initial share price for such stock (rounded to two decimal places)
With respect to the AAPL: $152.69, which is 60% of its initial share price for such stock (rounded to two decimal places)

Terms continued on the following page:
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
$969.30 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance(3)
Per security	$1,000.00	$17.50(1)
		$5.00(2)	$977.50
Total	$18,380,000.00	$413,550.00	$17,966,450.00
(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $17.50 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.
(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.
There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 9 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022and Product Supplement STOCK-1 dated  December 30, 2022

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

Terms continued from previous page:
Initial share price:
With respect to the GOOGL: $191.41, which is equal to the closing price of such stock on the pricing date
With respect to the AMZN: $224.92, which is equal to the closing price of such stock on the pricing date
With respect to the AAPL: $254.49, which is equal to the closing price of such stock on the pricing date

Final share price:	With respect to each underlying stock, the respective closing price on the final determination date times the adjustment factor on such date
Determination dates:
Quarterly, beginning on March 20, 2025, as set forth under “Determination Dates, Contingent Payment Dates and Early Redemption Dates” below, subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” on page PS-21 of the accompanying product supplement. We also refer to December 20, 2027 as the final determination date.

Determination closing price:	With respect to each underlying stock, the respective closing price on any determination date other than the final determination date times the adjustment factor on such determination date.
Contingent payment dates:	Quarterly, beginning March 25, 2025, as set forth under "Determination Dates, Contingent Payment Dates and Early Redemption Dates" below.
Share performance factor:	With respect to each underlying stock, its Final share price divided by its initial share price
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from its respective initial share price to its respective final share price
Adjustment factor:
With respect to each underlying stock, 1, subject to adjustment for certain corporate events relating to the respective underlying stock as described in “Description of the Notes — Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement.

CUSIP / ISIN:	09711FFL6 / US09711FFL67
Listing:	The securities will not be listed on any securities exchange.
Determination Dates, Contingent Payment Dates and Early Redemption Dates

Determination Dates	Contingent Payment Dates / Early Redemption Dates
March 20, 2025	March 25, 2025
June 20, 2025	June 25, 2025
September 22, 2025	September 25, 2025
December 22, 2025	December 26, 2025
March 20, 2026	March 25, 2026
June 22, 2026	June 25, 2026
September 21, 2026	September 24, 2026
December 21, 2026	December 24, 2026
March 22, 2027	March 25, 2027
June 21, 2027	June 24, 2027
September 20, 2027	September 23, 2027
December 20, 2027 (final determination date)	December 23, 2027* (maturity date)
*Denotes that such date is not an “Early Redemption Date”
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Investment Summary
Contingent Income Auto-Callable Securities
Principal at Risk Securities
The Contingent Income Auto-Callable Securities due December 23, 2027 Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc., which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior determination dates) with respect to each quarterly determination date on which the determination closing price or the final share price, as applicable, of each underlying stock is greater than or equal to its respective downside threshold price. It is possible that the closing price of any underlying stock could remain below its respective downside threshold price for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent quarterly coupons. If the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any of the first eleven determination dates, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior determination dates.  If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold price, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly coupon with respect to the final determination date plus any previously unpaid contingent quarterly coupons from prior determination dates.  However, if the securities have not previously been redeemed and the final share price of any underlying stock is less than its respective downside threshold price, investors will be exposed to the decline in the closing price of the worst-performing underlying stock, as compared to its initial share price, on a 1-to-1 basis. In this case, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly coupons. In addition, investors will not participate in any appreciation of any underlying stock.
Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying stocks. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent’s commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 9), reduced the economic terms of the securities to you and the initial estimated value of the securities. Due to these factors, the public offering price you are paying to purchase the securities is greater than the initial estimated value of the securities as of the pricing date.
The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 9 and “Structuring the securities” on page 24.
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Key Investment Rationale
The securities offer investors an opportunity to earn a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior determination dates) with respect to each determination date on which the determination closing price or the final share price, as applicable, of each underlying stock is greater than or equal to its respective downside threshold price. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly coupon, and the payment at maturity will vary depending on the final share price of the worst performing underlying stock, as follows:
Scenario 1
On any of the first eleven determination dates, the determination closing price of each underlying stock is greater than or equal to its respective initial share price.
￭The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the related determination date and any previously unpaid contingent quarterly coupons from prior determination dates.
￭Investors will not participate in any appreciation of any underlying stock from its respective initial share price.

Scenario 2
The securities are not automatically redeemed prior to maturity, and the final share price of each underlying stock is greater than or equal to its respective downside threshold price.
￭The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final determination date and any previously unpaid contingent quarterly coupons from prior determination dates.
￭Investors will not participate in any appreciation of any underlying stock from its respective initial share price.

Scenario 3
The securities are not automatically redeemed prior to maturity, and the final share price of any underlying stock is less than its respective downside threshold price.
￭The payment due at maturity will be equal to (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. Investors will lose a significant portion, and may lose all, of their principal in this scenario.

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price of each underlying stock and (2) the final share price of each underlying stock.
Diagram #1: First Eleven Determination Dates

 Diagram #2:  Payment at Maturity if No Automatic Early Redemption Occurs

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Hypothetical Examples The below examples are based on the following terms:
Hypothetical Initial Share Price:	For each of the underlying stocks, $10.00
Hypothetical Downside Threshold Price:	For each of the underlying stocks, $6.00, which, with respect to each of the underlying stocks, is 60% of its hypothetical initial share price
Hypothetical Adjustment Factor:	For each of the underlying stocks, 1.0
Contingent Quarterly Coupon:	$25.00 per quarter per security (equal to a rate of 2.50% per quarter or 10.00% per annum).
Stated Principal Amount:	$1,000 per security
In Examples 1 and 2, the closing prices of the underlying stocks fluctuates over the term of the securities and the determination closing prices of each underlying stock is greater than or equal to the hypothetical respective initial share prices of $10.00 on one of the first eleven determination dates. Because the determination closing prices are greater than or equal to the respective initial share prices on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the determination closing prices on each of the first eleven determination dates is less than their respective initial share prices, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Determination Closing Price of GOOGL	Hypothetical Determination Closing Price of AMZN	Hypothetical Determination Closing Price of AAPL	Contingent Quarterly Coupon	Early Redemption Amount*	Hypothetical Determination Closing Price of GOOGL	Hypothetical Determination Closing Price of AMZN	Hypothetical Determination Closing Price of AAPL	Contingent Quarterly Coupon	Early Redemption Amount*
#1	$9.00	$8.00	$7.00	$25.00	N/A	$9.00	$8.00	$7.00	$25.00	N/A
#2	$10.00	$12.00	$11.00	*	$1,025.00	$4.00	$5.00	$4.00	$0	N/A
#3	N/A	N/A	N/A	N/A	N/A	$4.00	$5.00	$4.00	$0	N/A
#4	N/A	N/A	N/A	N/A	N/A	$3.00	$5.00	$3.00	$0	N/A
#5	N/A	N/A	N/A	N/A	N/A	$3.00	$4.00	$3.00	$0	N/A
#6	N/A	N/A	N/A	N/A	N/A	$3.00	$4.00	$3.00	$0	N/A
#7	N/A	N/A	N/A	N/A	N/A	$3.00	$4.00	$3.00	$0	N/A
#8	N/A	N/A	N/A	N/A	N/A	$4.00	$5.00	$4.00	$0	N/A
#9	N/A	N/A	N/A	N/A	N/A	$9.00	$8.00	$9.00	$200.00	N/A
#10	N/A	N/A	N/A	N/A	N/A	$12.00	$12.00	$12.00	*	$1,025.00
#11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
*The Early Redemption Amount includes the contingent quarterly coupon with respect to the determination date on which the determination closing prices of the underlying stocks are greater than or equal to their respective initial share prices and the securities are redeemed as a result.
￭In Example 1, the securities are automatically redeemed following the second determination date, as the determination closing price of each underlying stock on the second determination date is equal to or greater than its respective initial share price. You receive the early redemption payment, calculated as follows:
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
stated principal amount + contingent quarterly coupon = $1,000.00 + $25.00 = $1,025.00 per security
In this example, the early redemption feature limits the term of your investment to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent coupons.
￭In Example 2, the securities are automatically redeemed following the tenth determination date, as the determination closing price of each underlying stock on the tenth determination date is greater than its respective initial share price. As the determination closing price of each underlying stock on the first determination date is greater than or equal to its respective downside threshold price, you receive the contingent coupon of $25.00 per security with respect to such determination date.
Because the determination closing prices of the underlying stocks are less than their respective downside threshold prices on each of the second through eighth determination dates, you will not receive the contingent quarterly coupons applicable to those determination dates on the related contingent payment dates; however, because the determination closing price of each underlying stock on the ninth determination date is greater than its respective downside threshold price, the contingent quarterly coupons that would have been paid on the second through eighth contingent payment dates had the determination closing price of each underlying stock been greater than or equal to its respective downside threshold price on those determination dates will be paid on the ninth contingent payment date. Following the tenth determination date, you receive an early redemption amount of $1,025.00 per security, which includes the contingent quarterly coupon with respect to the tenth determination date.
In this example, the early redemption feature limits the term of your investment to approximately 30 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent coupons. Further, although each underlying stock has appreciated by 20% from its initial share price as of the tenth determination date, you receive only $1,025.00 per security and do not benefit from such appreciation.

	Example 3					Example 4
Determination Dates	Hypothetical Determination Closing Price / Final Share Price of GOOGL	Hypothetical Determination Closing Price / Final Share Price of AMZN	Hypothetical Determination Closing Price / Final Share Price of AAPL	Contingent Quarterly Coupon	Early Redemption Amount	Hypothetical Determination Closing Price / Final Share Price of GOOGL	Hypothetical Determination Closing Price / Final Share Price of AMZN	Hypothetical Determination Closing Price / Final Share Price of AAPL	Contingent Quarterly Coupon	Early Redemption Amount
#1	$5.00	$4.00	$5.00	$0	N/A	$5.00	$4.00	$5.00	$0	N/A
#2	$5.00	$5.00	$5.00	$0	N/A	$5.00	$5.00	$5.00	$0	N/A
#3	$5.00	$4.00	$3.00	$0	N/A	$5.00	$4.00	$3.00	$0	N/A
#4	$5.00	$4.00	$3.00	$0	N/A	$5.00	$4.00	$3.00	$0	N/A
#5	$5.00	$4.00	$3.00	$0	N/A	$5.00	$4.00	$3.00	$0	N/A
#6	$5.00	$4.00	$5.00	$0	N/A	$5.00	$4.00	$5.00	$0	N/A
#7	$4.00	$3.00	$4.00	$0	N/A	$4.00	$3.00	$5.00	$0	N/A
#8	$4.00	$3.00	$5.00	$0	N/A	$4.00	$5.00	$5.00	$0	N/A
#9	$4.00	$3.00	$5.00	$0	N/A	$4.00	$5.00	$5.00	$0	N/A
#10	$3.00	$3.00	$5.00	$0	N/A	$3.00	$5.00	$5.00	$0	N/A
#11	$3.00	$3.00	$5.00	$0	N/A	$3.00	$5.00	$5.00	$0	N/A
Final Determination Date	$4.00	$5.00	$5.00	$0	N/A	$7.00	$8.00	$8.00	*	N/A
Payment at Maturity	$400.00					$1,300.00
*The final contingent quarterly coupon, if any, will be paid at maturity.
Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.
￭In Example 3, the closing price of one or more underlying stocks remains below its respective downside threshold price on every determination date. As a result, you do not receive any contingent coupons during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the worst
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
performing underlying stock. As the final share price of each underlying stock is less than its respective downside threshold price, investors will receive a payment at maturity equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock, calculated as follows:
stated principal amount × share performance factor of the worst performing underlying stock = $1,000.00 × ($4.00 / $10.00) = $400.00 per security
In this example, the payment at maturity is significantly less than the stated principal amount.
￭In Example 4, because the closing price of one or more underlying stocks is less than its respective downside threshold price on each of the first through eleventh determination dates, you will not receive the contingent quarterly coupons applicable to those determination dates on the related contingent payment dates. In addition, although the closing price of each underlying stock decreases to a final share price that is less than its respective initial share price, because the final share price of each underlying stock is still not less than its respective downside threshold price, at maturity, you receive the stated principal amount plus the final contingent quarterly coupon. Accordingly, the contingent quarterly coupons that would have been paid on the first through eleventh contingent payment dates had the closing prices of the underlying stocks been greater than or equal to their respective downside threshold prices on those determination dates will be paid on the stated maturity date. Your payment at maturity is calculated as follows:
$1,000.00 + $300.00 = $1,300.00 per security
In this example, although the final share price of each underlying stock decreases from its respective initial share price, you receive the stated principal amount per security plus the final contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior determination dates, equal to a total payment of $1,300.00 per security at maturity, because the final share price of each underlying stock is not less than its respective downside threshold price.
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Risk Factors
Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
●
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold price, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the worst performing underlying stock and you will lose 1% of the principal amount for each 1% that the final share price of the worst performing underlying stock is less than its respective initial share price. In that case, you will lose a significant portion or all of your investment in the securities.

●
Your return on the securities is limited to the return represented by the contingent quarterly coupons, if any, over the term of the securities. Your return on the securities is limited to the contingent quarterly coupons paid over the term of the securities, regardless of the extent to which the determination closing price or final share price of each underlying stock exceeds its respective downside threshold price or initial share price, as applicable. Similarly, the amount payable at maturity or upon an early redemption will never exceed the sum of the principal amount and the applicable contingent quarterly coupon, regardless of the extent to which the determination closing price or final share price of each underlying stock exceeds its initial share price. In contrast, a direct investment in one or more of underlying stocks would allow you to receive the benefit of any appreciation in their prices. Any return on the securities will not reflect the return you would realize if you actually owned shares of those underlying stocks and received the dividends paid or distributions made on them.

●
The securities are subject to a potential automatic early redemption, which would limit your ability to receive the contingent quarterly coupons over the full term of the securities. The securities are subject to a potential automatic early redemption. Beginning in March 2025, the securities will be automatically called if, on any determination date (other than the final determination date), the determination closing price of each underlying stock is greater than or equal to its respective initial share price. If the securities are automatically called prior to the maturity date, you will be entitled to receive the principal amount and the contingent quarterly coupon with respect to the applicable determination date and no further amounts will be payable following the automatic early redemption. In this case, you will lose the opportunity to continue to receive contingent quarterly coupons after the date of the automatic early redemption. If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities.

●
You may not receive any contingent quarterly coupons. The securities do not provide for any regular fixed coupon payments. Investors in the securities will not necessarily receive any contingent quarterly coupons on the securities. If the determination closing price of any underlying stock is less than its respective downside threshold price on a determination date, you will not receive the contingent quarterly coupon applicable to that determination date (unless on a later determination date an unpaid contingent quarterly coupon is payable). If the determination closing price of any underlying stock is less than its respective downside threshold price on all the determination dates during the term of the securities, you will not receive any contingent quarterly coupons during the term of the securities, and will not receive a positive return on the securities.

●
Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the securities, the contingent quarterly coupon (if any) may be less than the yield on a conventional debt security of comparable maturity.

●
The contingent quarterly coupon, early redemption payment or payment at maturity, as applicable, will not reflect changes in the prices of the underlying stocks other than on the determination dates. The prices of the underlying stocks during the term of the securities other than on the determination dates will not affect payments on the securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying stocks while holding the securities, as the performance of the underlying stocks may influence the market value of the securities. The calculation agent will determine whether each contingent quarterly coupon is payable and will calculate the early redemption payment or the payment at maturity, as applicable, by comparing only the initial share price or the downside threshold price, as applicable, to the determination closing price or the final share price for each underlying stock. No other prices of the underlying stocks will be taken into account. As a result, if the securities are not automatically redeemed prior to maturity and the final share price of the worst performing underlying stock is less than its respective downside threshold price, you will receive less than the principal amount at maturity even if the price of each underlying stock was always above its respective downside threshold price prior to the final determination date.

●
Because the securities are linked to the worst performing (and not the average performance) of the underlying stocks, you may not receive any return on the securities and may lose a significant portion or all of your investment in the securities even if the determination closing price or the final share price of one underlying stock is greater than or equal to its respective initial share price, as applicable. Your securities are linked to the worst performing of the underlying stocks, and a change in the price of one underlying stock may not correlate with changes in the prices of another underlying stock. The securities are not linked to a basket composed of the underlying stocks, where the depreciation in the price of one underlying stock could be offset to

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

some extent by the appreciation in the price of another underlying stock. In the case of the securities, the individual performance of each underlying stock would not be combined, and the depreciation in the price of one underlying stock would not be offset by any appreciation in the price of another underlying stock. Even if the determination closing price of an underlying stock is at or above its respective initial share price on a determination date, your securities will not be redeemed if the determination closing price of another underlying stock is below its respective initial share price on that day. In addition, even if the final share price of an underlying stock is at or above its respective downside threshold level, you will lose a significant portion or all of your investment in the securities if the final share price of the worst performing underlying stock is below its respective downside threshold level.

●
Any payments on the securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the guarantor. The securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of all payments on the securities will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the securities on the applicable payment date, regardless of the closing price of the worst performing underlying stock as compared to its respective downside threshold price or initial share price, as applicable. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities. However, because your return on the securities depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the prices of the underlying stocks, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the securities.

●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks
●
The price to public you are paying for the securities exceeds their initial estimated value. The initial estimated value of the securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the underlying stocks, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Structuring the securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying stocks, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell shares of the underlying stocks, or futures or options contracts or exchange traded instruments on the underlying stocks, or other instruments whose value is derived from the underlying stocks. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the underlying stocks in a manner that could be adverse to your investment in the securities. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may have affected the prices of the underlying stocks. Consequently, the prices of the underlying stocks may change subsequent to the pricing date, which may adversely affect the market value of the securities.

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

We, the guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have affected the prices of the underlying stocks on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may affect the amounts to be paid on the securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities and may hold or resell the securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the underlying stocks, the market value of your securities prior to maturity or the amounts payable on the securities.

●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Stock-related Risks
●
The Underlying Companies will have no obligations relating to the securities. Alphabet Inc., Amazon.com, Inc. and Apple Inc. (each an “Underlying Company” and collectively the “Underlying Companies”) will not have any financial or legal obligation with respect to the securities or the amounts to be paid to you, including any obligation to take our interest or the interests of the securityholders into consideration for any reason, including when taking any corporate actions that might adversely affect the value of the underlying stocks or the value of the securities. The Underlying Companies will not receive any of the proceeds from any offering of the securities, and will not be responsible for, or participate in, the offering of the securities. The Underlying Companies will not be responsible for, or participate in, the determination or calculation of any payment(s) on the securities. None of us, the Guarantor, BofAS or our other affiliates has made any due diligence inquiry with respect to the underlying stocks or Underlying Companies in connection with the offering of the securities.

●
The business activities of us, the Guarantor and any of our other affiliates, including BofAS, relating to the Underlying Companies may create conflicts of interest with you.  We, the Guarantor and/or our other affiliates, including BofAS, at the time of any offering of the securities or in the future, may engage in business with the Underlying Companies, including making loans to, equity investments in, or providing investment banking, asset management, or other services to that Underlying Companies, its affiliates, and its competitors.

●
The terms of the securities will not be adjusted for all corporate events that could affect the Underlying Companies. The adjustment factor of the underlying stocks, the determination of the payments on the securities, and other terms of the securities may be adjusted for the specified corporate events affecting the underlying stocks, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement. However, these adjustments do not cover all corporate events that could affect the market prices of the underlying stocks, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the adjustment factor or the amounts that may be paid on the securities at maturity may adversely affect the prices of the underlying stocks, and, as a result, the market value of the securities.

Tax-related Risks
●
The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as contingent income-bearing single financial contracts, as described below under “Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income, gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Underlying Stocks Summary
We have derived the following information on the underlying stocks and the Underlying Companies from publicly available documents. Because the underlying stocks are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underlying Companies is required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located through the SEC’s web site at sec.gov by reference to the CIK numbers set forth below.
This document relates only to the offering of the securities and does not relate to any offering of underlying stocks or any other securities of the Underlying Companies. None of us, the guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the securities. None of us, the guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Companies and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading prices of the underlying stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Underlying Companies could affect the prices of the underlying stocks and therefore could affect your return on the securities. The selection of the underlying stocks is not a recommendation to buy or sell the underlying stocks.
Alphabet Inc.
Alphabet Inc. operates as a holding company. The Underlying Company, through its subsidiaries, provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce, and hardware products. This underlying stock trades on the Nasdaq Global Select Market under the symbol "GOOGL." The company's CIK number is 0001652044.
Information as of market close on December 20, 2024 (the pricing date):
Bloomberg Ticker Symbol:	GOOGL
Exchange:	Nasdaq
Current Stock Price:	$191.41
52 Weeks Ago:	$138.34
52 Week High (on 12/16/2024):	$196.66
52 Week Low (on 3/6/2024):	$131.40
For additional historical information, see “Class A Common Stock of Alphabet Inc. Historical Performance” below.
Amazon.com, Inc.
Amazon.com, Inc. is an online retailer that offers a wide range of products. The Underlying Company’s products include books, music, computers, electronics and numerous other products. The Underlying Company offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. The Underlying Company also operates a cloud platform offering services globally. This underlying stock trades on the Nasdaq Global Select Market under the symbol "AMZN." The company's CIK number is 0001018724.
Information as of market close on December 20, 2024 (the pricing date):
Bloomberg Ticker Symbol:	AMZN
Exchange:	Nasdaq
Current Stock Price:	$224.92
52 Weeks Ago:	$152.12
52 Week High (on 12/16/2024):	$232.93
52 Week Low (on 1/4/2024):	$144.57
For additional historical information, see “Common Stock of Amazon.com, Inc. Historical Performance” below.
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Apple Inc.
Apple Inc. designs, manufactures, and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related accessories. The company also offers payment, digital content, cloud and advertising services. The Underlying Company's customers are primarily in consumer, small & mid-sized business, education, enterprise and government markets worldwide. This underlying stock trades on the Nasdaq Global Select Market under the symbol "AAPL." The company's CIK number is 0000320193.
Information as of market close on December 20, 2024 (the pricing date):
Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$254.49
52 Weeks Ago:	$194.83
52 Week High (on 12/20/2024):	$254.49
52 Week Low (on 4/19/2024):	$165.00
For additional historical information, see “Common Stock of Apple Inc. Historical Performance” below.
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Class A Common Stock of Alphabet Inc. Historical Performance
The following table sets forth the published high and low closing prices of, as well as end-of-quarter closing prices of, the underlying stock for each quarter from January 2, 2019 through the pricing date.   The closing price of the underlying stock on the pricing date was $191.41. The associated graph shows the closing prices of the underlying stock for each day from January 2, 2019 through the pricing date. We obtained the information in the table and graph below from Bloomberg L.P., without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.
Class A Common Stock of Alphabet Inc. (CUSIP 02079K305)	High	Low	Period End
2019
First Quarter	$61.81	$51.27	$58.85
Second Quarter	$64.81	$51.94	$54.14
Third Quarter	$62.30	$55.00	$61.06
Fourth Quarter	$68.12	$58.90	$66.97
2020
First Quarter	$76.24	$52.71	$58.10
Second Quarter	$73.24	$54.64	$70.90
Third Quarter	$85.87	$70.47	$73.28
Fourth Quarter	$91.25	$72.55	$87.63
2021
First Quarter	$105.93	$86.14	$103.13
Second Quarter	$122.54	$106.49	$122.09
Third Quarter	$145.22	$122.44	$133.68
Fourth Quarter	$149.84	$133.66	$144.85
2022
First Quarter	$148.00	$125.95	$139.07
Second Quarter	$142.97	$105.81	$108.96
Third Quarter	$122.08	$95.65	$95.65
Fourth Quarter	$104.48	$83.43	$88.23
2023
First Quarter	$107.74	$86.20	$103.73
Second Quarter	$127.31	$103.71	$119.70
Third Quarter	$138.21	$116.45	$130.86
Fourth Quarter	$141.52	$122.17	$139.69
2024
First Quarter	$153.51	$131.40	$150.93
Second Quarter	$177.85	$150.53	$174.46
Third Quarter	$191.18	$148.66	$165.85
Fourth Quarter (through December 20, 2024)	$196.66	$161.86	$191.41
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

Class A Common Stock of Alphabet Inc. – Daily Closing Prices January 2, 2019 to December 20, 2024

*The gray solid line indicates the downside threshold price, which is 60% of the initial share price.
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Common Stock of Amazon.com, Inc. Historical Performance
The following table sets forth the published high and low closing prices of, as well as end-of-quarter closing prices of, the underlying stock for each quarter from January 2, 2019 through the pricing date.   The closing price of the underlying stock on the pricing date was $224.92. The associated graph shows the closing prices of the underlying stock for each day from January 2, 2019 through the pricing date. We obtained the information in the table and graph below from Bloomberg L.P., without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.
Common Stock of Amazon.com, Inc. (CUSIP 023135106)	High	Low	Period End
2019
First Quarter	$90.96	$75.01	$89.04
Second Quarter	$98.12	$84.64	$94.68
Third Quarter	$101.05	$86.27	$86.80
Fourth Quarter	$93.49	$85.28	$92.39
2020
First Quarter	$108.51	$83.83	$97.49
Second Quarter	$138.22	$95.33	$137.94
Third Quarter	$176.57	$143.94	$157.44
Fourth Quarter	$172.18	$150.22	$162.85
2021
First Quarter	$169.00	$147.60	$154.70
Second Quarter	$175.27	$157.60	$172.01
Third Quarter	$186.57	$159.39	$164.25
Fourth Quarter	$184.80	$159.49	$166.72
2022
First Quarter	$170.41	$136.02	$163.00
Second Quarter	$168.35	$102.31	$106.21
Third Quarter	$144.78	$109.22	$113.00
Fourth Quarter	$121.09	$81.82	$84.00
2023
First Quarter	$112.91	$83.12	$103.29
Second Quarter	$130.36	$97.83	$130.36
Third Quarter	$144.85	$125.98	$127.12
Fourth Quarter	$154.07	$119.57	$151.94
2024
First Quarter	$180.38	$144.57	$180.38
Second Quarter	$197.85	$173.67	$184.30
Third Quarter	$200.00	$161.02	$186.33
Fourth Quarter (through December 20, 2024)	$232.93	$180.80	$224.92
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

Common Stock of Amazon.com, Inc. – Daily Closing Prices January 2, 2019 to December 20, 2024

*The gray solid line indicates the downside threshold price, which is 60% of the initial share price.
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Common Stock of Apple Inc. Historical Performance
The following table sets forth the published high and low closing prices of, as well as end-of-quarter closing prices of, the underlying stock for each quarter from January 2, 2019 through the pricing date.   The closing price of the underlying stock on the pricing date was $254.49. The associated graph shows the closing prices of the underlying stock for each day from January 2, 2019 through the pricing date. We obtained the information in the table and graph below from Bloomberg L.P., without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.
Common Stock of Apple Inc. (CUSIP 037833100)	High	Low	Period End
2019
First Quarter	$48.77	$35.55	$47.49
Second Quarter	$52.94	$43.33	$49.48
Third Quarter	$55.99	$48.34	$55.99
Fourth Quarter	$73.41	$54.74	$73.41
2020
First Quarter	$81.80	$56.09	$63.57
Second Quarter	$91.63	$60.23	$91.20
Third Quarter	$134.18	$91.03	$115.81
Fourth Quarter	$136.69	$108.77	$132.69
2021
First Quarter	$143.16	$116.36	$122.15
Second Quarter	$136.96	$122.77	$136.96
Third Quarter	$156.69	$137.27	$141.50
Fourth Quarter	$180.33	$139.14	$177.57
2022
First Quarter	$182.01	$150.62	$174.61
Second Quarter	$178.44	$130.06	$136.72
Third Quarter	$174.55	$138.20	$138.20
Fourth Quarter	$155.74	$126.04	$129.93
2023
First Quarter	$164.90	$125.02	$164.90
Second Quarter	$193.97	$160.10	$193.97
Third Quarter	$196.45	$170.43	$171.21
Fourth Quarter	$198.11	$166.89	$192.53
2024
First Quarter	$195.18	$169.00	$171.48
Second Quarter	$216.67	$165.00	$210.62
Third Quarter	$234.82	$207.23	$233.00
Fourth Quarter (through December 20, 2024)	$254.49	$221.69	$254.49
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

Common Stock of Apple Inc. – Daily Closing Prices January 2, 2019 to December 20, 2024

*The gray solid line indicates the downside threshold price, which is 60% of the initial share price.
December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities
Additional Terms of the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final determination date were the third trading day prior to the date of acceleration. We will also determine whether the final contingent quarterly coupon is payable based upon the closing prices of the underlying stocks on the deemed final determination date; any such final contingent quarterly coupon will be prorated by the calculation agent to reflect the length of the final contingent quarterly coupon period. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

Additional Information About the Securities
Additional Information:
Tax considerations:
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.
This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
General
Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as contingent income-bearing single financial contracts with respect to the underlying stocks and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as contingent income-bearing single financial contracts with respect to the underlying stocks. This discussion assumes that the securities constitute contingent income-bearing single financial contracts with respect to the underlying stocks for U.S. federal income tax purposes.  If the securities did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.
This characterization of the securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.
Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

We will not attempt to ascertain whether the issuers of the underlying stocks would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuers of the underlying stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the securities. You should refer to information filed with the SEC by the issuers of each underlying stock and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of an underlying stock is or becomes a PFIC or is or becomes a United States real property holding corporation.
U.S. Holders
Although the U.S. federal income tax treatment of any contingent quarterly coupon on the securities is uncertain, we intend to take the position, and the following discussion assumes, that any contingent quarterly coupon constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any contingent quarterly coupon as described in the preceding sentence.
Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any contingent quarterly coupon, which would be taxed as described above) and the U.S. Holder’s tax basis in the securities.  A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.
Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities. In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
In addition, it is possible that the securities could be treated as a unit consisting of a deposit and a put option written by the security holder, in which case the timing and character of income on the securities would be affected significantly.
The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.
The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.
In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.
Non-U.S. Holders
Because the U.S. federal income tax treatment of the securities (including any contingent quarterly coupon) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any contingent quarterly coupon made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities (not including, for the avoidance of doubt, amounts representing any contingent quarterly coupon which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.
If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any contingent quarterly coupon and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such contingent quarterly coupon and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying stocks or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

entered, into other transactions in respect of the underlying stocks or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.
U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:
The securities are our debt securities, the return on which is linked to the performance of the underlying stocks. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the securities on the pricing date being less than their price to public.
The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.
In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying stocks, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Risk Factors” beginning on page 9 above and “Supplemental Use of Proceeds” on page PS-18 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:
BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We will deliver the securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated agent’s commissions and fees, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.
BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.
At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying stocks and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.
Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.
Sales Outside of the United States
The securities have not been approved for public sale in any jurisdiction outside of the United States. There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.
Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:
●
Australia
●
Barbados
●
Belgium
●
Crimea
●
Cuba
●
Curacao Sint Maarten
●
Gibraltar
●
Indonesia
●
Iran
●
Italy
●
Kazakhstan
●
Malaysia
●
New Zealand
●
North Korea
●
Norway
●
Russia
●
Syria

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-56 of the accompanying prospectus supplement.
European Economic Area and United Kingdom
None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:
This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

December 2024

BofA Finance LLC
Contingent Income Auto-Callable Securities due December 23, 2027
Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc.
Principal at Risk Securities

The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:
●
Product Supplement STOCK-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315468/d427660d424b2.htm
●
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/ 1682472 /000119312522315195/d409418d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement STOCK-1 to “Observation Date”, “Closing Market Price” and “Price Multiplier” shall be deemed to refer to “determination date”, “closing price” and “adjustment factor” respectively.
Validity of the securities:
In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the securities (the “Master Note”) identifying the securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the securities and the related guarantee, such securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the securities and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing  the securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.

December 2024